EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE


      BERKSHIRE HILLS BANCORP, INC. ANNOUNCES RECORD FIRST QUARTER EARNINGS
                        AND DECLARES QUARTERLY DIVIDEND


PITTSFIELD, MA - April 28, 2004 - Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX: BHL), the holding company for Berkshire Bank (the "Bank"), today reported net income of $2.6 million, or $0.46 diluted earnings per share, for the quarter ended March 31, 2004 as compared to $1.8 million, or $0.32, for the quarter ended March 31, 2003, an increase of 44%.

Commenting on the Company's performance, Michael P. Daly, President and Chief Executive Officer stated, "I am pleased to report another record quarter for the Company as we continue to execute the plan we outlined a year ago. Commercial and consumer loan activity remain strong, as well as, core deposit growth as we continue to actively pursue relationships through our SOLUTIONS brand campaign. We also remain focused on maintaining superior credit quality and on investing in Six Sigma and risk management initiatives."

Dividend Declared

The Board of Directors declared a quarterly cash dividend of $0.12 per share, payable on May 24, 2004 to stockholders of record at the close of business on May 10, 2004.

First Quarter Highlights

o    Commercial loans increased $10.3 million, or 2.8%, from December 31, 2003.

o Consumer loans increased $8.4 million, or 5.5%, from December 31, 2003, with prime automobile loans increasing $6.9 million, or 6.7%.

o The Bank securitized $38.7 million of one-to four-family fixed rate residential mortgages, in an effort to increase balance sheet liquidity and strategic flexibility.

o Total delinquencies as a percentage of total loans were 0.54% at March 31, 2004.

          Reconciliation of GAAP Net Income to Core Net Income and EPS

                                                                       1Q 2004           1Q 2003
                                                                 ------------------  -----------------
                                                               (In thousands, except per share data)

Income before income taxes-GAAP                                        $ 3,857         $ 3,665
Plus:
REIT interest charge                                                         -              44

Less:
Gain on sale of securities, net                                            325             840

Income before taxes-core                                                 3,532           2,869
Less: Provision for taxes at 32.0% for 2004 and 36.0% for 2003           1,130           1,033
NET INCOME-CORE                                                        $ 2,402         $ 1,836

Earnings per diluted share-core                                          $0.42         $  0.32
Average diluted shares outstanding                                       5,757           5,731

Financial Condition

Loans decreased $30.7 million from December 31, 2003, primarily due to the securitization of $38.7 million of one-to four-family fixed rate mortgages and the sale of $6.5 million of one-to four-family fixed rate mortgages, partially offset by increases of $10.3 million in commercial loans and $8.4 million in consumer loans. Compared to March 31, 2003, loans declined $28.4 million, primarily due to the sale of $9.9 million of sub-prime automobile loans, the securitization of $55.0 million of one-to four-family fixed rate residential mortgages and the sale of $58.6 million of one-to four-family fixed rate mortgages. These decreases were partially offset by a purchase of $9.6 million of residential loans and by organic growth in residential loans of $14.5 million, growth of $20.0 million in consumer loans and growth of $51.8 million in commercial loans. Approximately $30.0 million of the growth in commercial loans was attributed to loans originated in markets outside of Berkshire County, particularly in eastern New York.

Securities available for sale increased $88.0 million from December 31, 2003 and $243.5 million from March 31, 2003. These increases include $16.3 million of loans that were securitized in December 2003 and $38.7 million in January 2004. Security purchases were made to take advantage of a steep yield curve and were primarily in mortgage-backed securities with durations averaging 3.5 years.

Earning assets were primarily funded by increases in borrowings. Borrowings from the Federal Home Loan Bank were $299.1 million at March 31, 2004, an increase of $47.6 million from December 31, 2003 and an increase of $162.3 million from March 31, 2003. Core deposits (represented by demand, NOW, savings and money market accounts) were $513.9 million at March 31, 2004, an increase of $5.0 million, or 1.0%, from December 31, 2003, and an increase of $58.1 million, or 12.8%, from March 31, 2003. Certificates of deposit decreased $5.4 million, or 1.7%, from December 31, 2003 and decreased $19.4 million, or 5.8%, from March 31, 2003, as the Bank used borrowings as a lower cost alternative to the relatively higher cost of certificates of deposit.

The Company's tangible book value per share at March 31, 2004, December 31, 2003 and March 31, 2003 was $19.82, $19.13 and $18.07, respectively.

Asset Quality

For the second consecutive quarter, non-performing loans declined. Non-performing loans were $3.0 million at March 31, 2004, a decrease of $227,000 from December 31, 2003 and a decrease of $910,000 from March 31, 2003. These decreases were primarily in indirect automobile loans and commercial loans.

The ratio of loans delinquent 30 days or more to total loans continued to decline and measured 0.54% at March 31, 2004, as compared to 0.67% at December 31, 2003, and 0.94% at March 31, 2003. The improvement in the delinquency ratio from December 31, 2003 was primarily in consumer loans, which declined from 1.59% to 0.79%.

Net loan charge-offs totaled $367,000 for the quarter ended March 31, 2004, compared to an average of $700,000 for 2003 and down from $903,000 in the fourth quarter of 2003.

The allowance for loan losses totaled $9.0 million, representing 1.18% of total loans at March 31, 2004, compared to $9.0 million, or 1.13% of total loans at December 31, 2003, and $10.3 million, or 1.31%, of total loans at March 31, 2003. The decline in the allowance to total loans as compared to a year ago was attributed to improving credit quality trends in the Bank's overall portfolio, while the increase from year-end was attributed to increases in commercial real estate and consumer loans, partially offset by a decline in residential mortgage loans.

Results of Operations

Net interest income was $10.2 million for the first quarter of 2004, an increase of $1.0 million compared to the quarter ended March 31, 2003. The Company's net interest margin was 3.44% for the first quarter of 2004 compared to 3.42% and 3.67% for the fourth and first quarters of 2003, respectively. The lower margin this quarter as compared to a year ago resulted from the impact of a lower interest rate environment during 2003 and the execution of strategies in 2003, such as the sale and securitization of longer duration fixed rate residential mortgages to better position the Bank for a potential rise in interest rates.

The provision for loan losses was $350,000 for the quarter ended March 31, 2004 compared to $325,000 for the same quarter last year and down significantly from a quarterly average of $615,000 for 2003. (The $615,000 excludes a reversal of $1.0 million of a previously provided loan loss provision associated with $9.9 million of sub-prime automobile loans that were sold in December 2003.)

Non-interest income was $3.3 million for the quarter ended March 31, 2004, a decrease of $244,000, or 6.8%, compared to non-interest income of $3.6 million for the quarter ended March 31, 2003. Excluding gains on the sale of securities and license maintenance and sales fees attributed to EastPoint Technologies, LLC, ("EastPoint") the Company's majority-owned data processing subsidiary occurring in each of the quarters ended March 31, 2004 and March 31, 2003 (all of which are itemized in the table below), non-interest income was $1.6 million for the quarter ended March 31, 2004, an increase of $450,000, or 40.9%, compared to $1.1 million for the quarter ended March 31, 2003. This increase was primarily the result of increases in trust department fees, gains on the sale of loans and other income. The increase in other income was largely from increases in the cash surrender value on life insurance policies in part due to a $7.5 million Bank Owned Life Insurance contract executed in May 2003.

License maintenance and processing fees and license sales and other fees, which represent revenue from EastPoint, totaled $1.4 million in the quarter ended March 31, 2004, decreasing $179,000 as compared to the same quarter in 2003. Associated expenses for EastPoint, which are recorded in various expense categories, totaled $1.8 million, net of minority interests, for the quarter ended March 31, 2004, a decrease of $6,000 as compared to the same quarter in 2003.

Non-interest expense was $9.3 million for the quarter ended March 31, 2004, a $620,000, or 7.2%, increase compared to non-interest expense of $8.7 million for the quarter ended March 31, 2003. Excluding an interest charge on the Bank's REIT and expenses attributable to EastPoint occurring in each of the quarters ended March 31, 2004 and March 31, 2003 (all of which are itemized in the table below), non-interest expense for the first quarter of 2004 was $7.5 million, an increase of $670,000, or 9.9%, compared to $6.8 million for the first quarter of 2003. The majority of this increase, or $413,000, was in medical insurance, employment taxes and retirement programs. Additionally, with the implementation of the SOLUTIONS branding campaign, marketing expenses increased $54,000, and with an increase in ATM and debit card usage, along with other costs, data processing expense increased $74,000. Professional services fees increased $232,000 primarily due to implementation of Six Sigma, a productivity improvement program, and due to the additional costs of complying with Section 404 of the Sarbanes-Oxley Act. These increases were partially offset by a reduction of $61,000 in FDIC insurance premium, reflecting the efforts made by management to improve the Bank's risk and earnings profile.

The following tables contain a reconciliation of GAAP non-interest income and non-interest expense to what the Company believes to be core or operating non-interest income and expense and also shows core non-interest income and expense exclusive of EastPoint:


                                                       1Q 2004         1Q 2003
                                                     -----------    ------------
                                                           (In thousands)

Non-interest income-GAAP                               $ 3,317         $ 3,561
Less:
  Gain on sale of securities, net                          325             840
NON-INTEREST INCOME-CORE                               $ 2,992         $ 2,721
Less:
   EastPoint license maintenance and sales fees          1,442           1,621

NON-INTEREST INCOME-CORE LESS EASTPOINT                $ 1,550         $ 1,100



                                                       1Q 2004         1Q 2003
                                                     -----------    ------------
                                                           (In thousands)

Non-interest expense-GAAP                              $ 9,271         $ 8,651
Less:
  REIT interest charge                                       -              44

NON-INTEREST EXPENSE-CORE                              $ 9,271         $ 8,607
Less:
  EastPoint expense net of minority interest             1,809           1,815

NON-INTEREST EXPENSE-CORE LESS EASTPOINT               $ 7,462         $ 6,792


The Company's effective tax rate was 32.0% for the quarter ended March 31, 2004 as compared to 36.0% for the quarter ended March 31, 2003. The decrease was due in part to an increase in securities purchased in the Bank's subsidiary securities corporations, as the income generated from these corporations is taxed at a lower rate. The Company expects its effective tax rate will be approximately 32.0% to 32.5% for the remainder of 2004.

Michael P. Daly, President and Chief Executive Officer and Wayne F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer, will host a conference call at 10:00 A.M. (ET) on Thursday, April 29, 2004. This conference call will include forward-looking information and may include other material information. Persons wishing to access the conference call may dial 1-800-500-0177 and use access code 458554. Materials related to the topics to be discussed in the conference call will be available on the Bank's web site, www.berkshirebank.com, beginning at approximately 8:30 A.M. (ET) on April 29, 2004. Replays of the conference call will be available beginning April 29, 2004 at 1:00 P.M. (ET) through May 7, 2004 at 11:00 P.M. (ET) by dialing 1-888-203-1112 and using access code 458554. If you have difficulty accessing the material, please contact Rose Borotto at 413-236-3144.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with 11 branch offices serving communities throughout Berkshire County. The Bank is committed to continuing operation as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet web site (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.


                                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEETS
====================================================================================================================================
                                                                                                  Unaudited
                                                                                                      At
                                                                           ---------------------------------------------------------
                                                                              March 31,         December 31,         March 31,
                                                                                2004                2003               2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 (In thousands)
ASSETS:
   Cash and due from banks                                                  $    14,273        $    15,583        $    15,073
   Short term investments                                                           194              1,859              2,104
                                                                            -----------        -----------        -----------
        Total cash and cash equivalents                                          14,467             17,442             17,177
    Securities available for sale, at fair value                                395,443            307,425            151,902
    Securities held to maturity, at amortized cost                               33,790             36,903             55,901
    Federal Home Loan Bank stock, at cost                                        15,055             12,923              7,440
    Savings Bank Life Insurance stock, at cost                                    2,043              2,043              2,043
    Loans held for sale                                                             356                  -                  -
    Loans                                                                       761,546            792,227            789,897
    Allowance for loan losses                                                    (8,952)            (8,969)           (10,349)
                                                                            -----------        -----------        -----------
             Net loans                                                          752,594            783,258            779,548
    Premises and equipment, net                                                  12,967             12,626             13,107
    Foreclosed real estate, net                                                      25                  -                  -
    Accrued interest receivable                                                   5,437              5,080              5,336
    Goodwill and other intangibles                                               10,182             10,233             10,385
    Net deferred tax assets                                                         546              1,725              3,111
    Bank owned life insurance                                                     7,817              7,721                  -
    Due from Broker                                                                   -              7,089                  -
    Other assets                                                                 12,775             14,080             15,098
                                                                            -----------        -----------        -----------
             TOTAL ASSETS                                                   $ 1,263,497        $ 1,218,548        $ 1,061,048
                                                                            ===========        ===========        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
    Deposits                                                                $   829,828        $   830,244        $   791,120
    Federal Home Loan Bank advances                                             299,100            251,465            136,783
    Loans sold with recourse                                                        382                473                  -
    Due to broker                                                                     -              5,646                965
    Accrued expenses and other liabilities                                        4,275              5,293             11,011
                                                                            -----------        -----------        -----------
             Total liabilities                                                1,133,585          1,093,121            939,879
                                                                            -----------        -----------        -----------
    Minority interests                                                            2,076              2,252              2,340
                                                                            -----------        -----------        -----------
    Stockholders' Equity:
         Preferred stock ($.01 par value; 1,000,000 shares
          authorized; none issued or outstanding)                                     -                 -                  -
         Common stock ($.01 par value; 26,000,000 shares
          authorized; shares issued: 7,673,761 at March 31, 2004,
          December 31, 2003 and March 31, 2003;
          shares outstanding: 5,935,061 at March 31, 2004, 5,903,082
          at December 31, 2003 and 6,000,862 at March 31, 2003)                      77                 77                 77
    Additional paid-in capital                                                   76,571             75,764             75,302
    Unearned compensation                                                        (8,669)            (8,507)            (9,662)
    Retained earnings                                                            88,212             86,276             81,129
    Accumulated other comprehensive income                                        7,393              5,559              4,950
    Treasury stock at cost (1,738,700 shares at March 31, 2004,
         1,770,679 at December 31, 2003 and 1,672,899 shares
         at March 31, 2003)                                                     (35,748)           (35,994)           (32,967)
                                                                            -----------        -----------        -----------
        Total stockholders' equity                                              127,836            123,175            118,829
                                                                            -----------        -----------        -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                    $ 1,263,497        $ 1,218,548        $ 1,061,048
                                                                            ===========        ===========        ===========


                         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                                              Unaudited
                                                                                        Three Months Ended
                                                                           --------------------------------------------
                                                                                  March 31,                March 31,
                                                                                    2004                    2003
--------------------------------------------------------------------------------------------------    -----------------
                                                                               (In thousands, except per share data)
INTEREST AND DIVIDEND INCOME:
    Bond interest                                                            $            3,838          $         1,572
    Stock dividends                                                                         397                      263
    Short-term investment interest                                                           16                       84
    Loan interest                                                                        10,736                   11,982
                                                                             ------------------          ---------------
        TOTAL INTEREST AND DIVIDEND INCOME                                               14,987                   13,901
                                                                             ------------------          ---------------
INTEREST EXPENSE:
    Interest on deposits                                                                  3,086                    3,758
    Interest on FHLB advances and other borrowings                                        1,740                    1,063
                                                                             ------------------          ---------------
         TOTAL INTEREST EXPENSE                                                           4,826                    4,821
                                                                             ------------------          ---------------
         NET INTEREST INCOME                                                             10,161                    9,080
PROVISION FOR LOAN LOSSES                                                                   350                      325
                                                                             ------------------          ---------------
   NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                    9,811                    8,755
                                                                             ------------------          ---------------
NON-INTEREST INCOME:
    Customer service fees                                                                   524                      556
    Trust Department fees                                                                   577                      436
    Loan fees                                                                                79                       48
    Gain on sale of securities, net                                                         325                      840
    Gain on sales of loans, net                                                              90                        -
    License maintenance, processing and sales fees                                        1,442                    1,621
    Other  income                                                                           280                       60
                                                                             ------------------          ---------------
         TOTAL NON-INTEREST INCOME                                                        3,317                    3,561
                                                                             ------------------          ---------------
NON-INTEREST EXPENSE:
    Salaries and benefits                                                                 5,909                    5,286
    Occupancy and equipment                                                               1,424                    1,381
    Marketing and advertising                                                               157                      103
    Data processing                                                                         295                      221
    Professional services                                                                   480                      248
    Office supplies                                                                         161                      206
    Foreclosed real estate and other loans, net                                              83                      121
    Amortization of other intangibles                                                        51                       51
    Minority interests                                                                     (176)                     (98)
    Other expenses                                                                          887                    1,132
                                                                             ------------------          ---------------
         TOTAL NON-INTEREST EXPENSE                                                       9,271                    8,651
                                                                             ------------------          ---------------
         INCOME BEFORE INCOME TAXES                                                       3,857                    3,665
    Provision for income taxes                                                            1,234                    1,843
                                                                             ------------------          ---------------
         NET INCOME                                                          $            2,623          $         1,822
                                                                             ==================          ===============
Earnings per share:
    Basic                                                                    $             0.50          $          0.34
    Diluted                                                                  $             0.46          $          0.32
Weighted average shares outstanding:
    Basic                                                                                 5,285                    5,357
    Diluted                                                                               5,757                    5,731



                         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS
====================================================================================================================================
                                                                                            Unaudited
                                                                                          Quarters Ended
                                                                --------------------------------------------------------------------
                                                                  Mar. 31,      Dec. 31,     Sept. 30,      June 30,       Mar. 31,
                                                                    2004          2003         2003          2003           2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                               (In thousands, except per share data)
INTEREST AND DIVIDEND INCOME:
    Residential mortgage                                          $ 2,986       $ 3,793        $ 4,099       $ 4,564       $ 4,030
    Commercial real estate                                          3,225         2,969          2,760         2,627         2,607
    Commercial                                                      2,226         2,312          2,401         2,474         2,544
    Indirect auto loans                                             1,610         1,665          1,945         1,836         1,920
    Other consumer                                                    689           695            703           859           880
                                                                  -------       -------        -------       -------       -------
        Total interest on loans                                    10,736        11,434         11,908        12,360        11,981
    Securities                                                      4,060         2,905          1,886         1,706         1,770
    Federal Home Loan Bank                                            175            65             59            59            66
    Short-term investments                                             16             6              5            14            84
                                                                  -------       -------        -------       -------       -------
        TOTAL INTEREST AND DIVIDEND INCOME                         14,987        14,410         13,858        14,139        13,901
                                                                  -------       -------        -------       -------       -------
INTEREST EXPENSE:
    Interest on deposits                                            3,086         3,148          3,343         3,613         3,758
    Interest on FHLB advances and other borrowings                  1,740         1,518          1,206         1,093         1,063
                                                                  -------       -------        -------       -------       -------
         TOTAL INTEREST EXPENSE                                     4,826         4,666          4,549         4,706         4,821
                                                                  -------       -------        -------       -------       -------
         NET INTEREST INCOME                                       10,161         9,744          9,309         9,433         9,080
PROVISION (CREDIT) FOR LOAN LOSSES                                    350          (225)           575           785           325
                                                                  -------       -------        -------       -------       -------
   NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES     9,811         9,969          8,734         8,648         8,755
                                                                  -------       -------        -------       -------       -------
NON-INTEREST INCOME:
    Customer service fees                                             524           557            568           619           556
    Trust Department fees                                             577           527            573           554           436
    Loan fees                                                          79            49            142           147            48
    Gain on sale of securities, net                                   325         1,564            356           317           840
    License maintenance and sales fees                              1,442         1,794          1,721         2,126         1,621
    Net loan sales gains(losses), net                                  90        (2,094)           102           138             -
    Loss on impairment of other assets                                  -          (206)             -             -             -
    Other non-interest income                                         280           303            171           121            60
                                                                  -------       -------        -------       -------       -------
         TOTAL NON-INTEREST INCOME                                  3,317         2,494          3,633         4,022         3,561
                                                                  -------       -------        -------       -------       -------
NON-INTEREST EXPENSE:
    Salaries and benefits                                           5,909         4,839          5,132         5,962         5,286
    Occupancy and equipment                                         1,424         1,251          1,191         1,222         1,381
    Professional and outside service fees                             480           545            292           294           248
    Marketing and advertising                                         157           299            137           139           103
    Data processing                                                   295           246            283           239           221
    Foreclosed real estate and other loans, net                        83           307            333           286           121
    Amortization of other intangibles                                  51            51             51            51            51
    Interest from disallowance of REIT                                  -             -              -           (15)           44
    Other non-interest expense                                        872         1,235          1,176         1,589         1,196
                                                                  -------       -------        -------       -------       -------
         TOTAL NON-INTEREST EXPENSE                                 9,271         8,773          8,595         9,767         8,651
                                                                  -------       -------        -------       -------       -------
         INCOME BEFORE INCOME TAXES                                 3,857         3,690          3,772         2,903         3,665
Income tax effect resulting from REIT disallowance                      -             -              -          (244)          487
Provision for income taxes                                          1,234         1,099          1,358         1,009         1,356
                                                                  -------       -------        -------       -------       -------
         NET INCOME                                               $ 2,623       $ 2,591        $ 2,414       $ 2,138       $ 1,822
                                                                  =======       =======        =======       =======       =======
Basic earnings per share                                          $  0.50       $  0.50        $  0.46       $  0.40       $  0.34
Diluted earnings per share                                        $  0.46       $  0.45        $  0.43       $  0.38       $  0.32
Average shares:
Basic                                                               5,285         5,222          5,196         5,291         5,357
Diluted                                                             5,757         5,717          5,655         5,687         5,731




                         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
====================================================================================================================================
                                                                                                      Unaudited
                                                                                              At or For the Period Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Mar. 31,       Dec. 31,       Sept. 30,       June 30,     Mar. 31,
NON-PERFORMING ASSETS                                              2004           2003            2003           2003         2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             (In thousands)
Non-accrual loans:
    Residential mortgage                                           $   341        $   348         $   221        $   213   $    220
    Commercial real estate                                             484            496             154            165        167
    Commercial                                                       1,738          1,887           2,578          2,490      2,641
    Indirect automobile loans                                          395            451             696            710        706
    Other consumer                                                      14             17               2             10        148
                                                                   -------        -------         -------        -------   --------
        Total non-accrual loans                                    $ 2,972        $ 3,199         $ 3,651        $ 3,588   $  3,882
Real estate owned ("REO"), net of allowance for losses                  25              -               -              -          -
        Total non-performing assets                                $ 2,997        $ 3,199         $ 3,651        $ 3,588   $  3,882
Non-performing loans as a percentage of total loans                   0.39%          0.40%           0.46%          0.44%      0.49%
Non-performing assets as a percentage of total loans
   and REO                                                            0.39%          0.40%           0.46%          0.44%      0.49%
Non-performing assets to total assets                                 0.24%          0.26%           0.31%          0.32%      0.37%
Allowance for loan losses as a percentage of
   non-performing loans                                             301.21%        280.37%         276.55%        286.57%    266.59%
Allowance for loan losses as a percentage of total loans              1.18%          1.13%           1.26%          1.25%      1.31%
Net charge-offs as a percentage of total loans                        0.05%          0.11%           0.09%          0.10%      0.04%
====================================================================================================================================
PROVISION (CREDIT) AND ALLOWANCE FOR LOAN LOSSES
====================================================================================================================================
Balance at beginning of period                                     $ 8,969       $ 10,097        $ 10,282       $ 10,349   $ 10,308
Charge-offs                                                           (628)        (1,074)         (1,015)        (1,164)    (1,111)
Recoveries                                                             261            171             255            312        827
                                                                   -------       --------        --------       --------   --------
    Net loan charge-offs                                              (367)          (903)           (760)          (852)      (284)
Provision (credit) for loan losses                                     350           (225)            575            785        325
                                                                   -------       --------        --------       --------   --------
Balance at end of period                                           $ 8,952       $  8,969        $ 10,097       $ 10,282   $ 10,349
                                                                   =======       ========        ========       ========   ========
====================================================================================================================================
NET LOAN (CHARGE-OFFS) RECOVERIES
====================================================================================================================================
Residential mortgage                                               $     -       $      -        $      -       $      -   $      -
Commercial real estate                                                   -              -               -              -          -
Commercial loans                                                        96           (110)             21            (26)       399
Consumer loans (1)                                                    (463)          (793)           (781)          (826)      (683)
                                                                   -------       --------        --------       --------   --------
         Total                                                     $  (367)      $   (903)       $   (760)      $   (852)  $   (284)
                                                                   =======       ========        ========       ========   ========
====================================================================================================================================
SUB-PRIME LOANS
====================================================================================================================================
Balance at end of period                                           $ 1,043       $  1,393        $ 13,006       $ 15,128   $ 17,238
Allowance for sub-prime loans/Total sub-prime loans                  42.83%         44.94%          15.75%         15.79%     16.01%

====================================================================================================================================
AVERAGE FICO SCORES OF CONSUMER LOANS (1)                              695            691             674            670        666
====================================================================================================================================
(1) Consists primarily of automobile loans


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Unaudited
                                                                               At or for the three months ended
                                                           Mar. 31,         Dec 31,       Sept 30,         June 30,      March 31,
                                                             2004            2003           2003             2003          2003
                                                             ----            ----           ----             ----          ----
Performance Ratios (1):
    Return on average assets                                 0.84%            0.86%          0.86%           0.80%         0.70%
    Return on average stockholders' equity                   8.39%            8.49%          8.10%           7.16%         6.06%
    Return on average tangible stockholders' equity          9.14%            9.27%          8.87%           7.85%         6.33%
    Net interest margin                                      3.44%            3.42% (2)      3.51%           3.73%         3.67%
    Non-interest income to average assets                    1.06% (3)        0.83% (4)      1.29% (3)       1.50% (3)     1.36% (3)
    Non-interest expense to average  assets                  2.97%            2.91% (5)      3.05%           3.64% (6)     3.31% (7)
    Average earning assets to average assets                94.46%           94.28%         94.14%          95.09%        94.67%
    Efficiency ratio (8)                                    70.49%           68.40% (9)     68.29%          68.37% (10)   72.93%(11)
Capital ratios
    Stockholders' equity to total assets                    10.12%           10.11%         10.30%          10.57%        11.20%
    Tier I capital to average adjusted assets                8.89%            8.97%          9.36%           9.66%        10.00%
    Tier I capital to risk weighted assets                  12.71%           12.59%         12.51%          12.06%        13.02%
    Total capital to risk weighted assets                   14.15%           14.08%         14.16%          13.75%        14.67%
Other data
    Book value per share                                   $ 21.54          $ 20.86        $ 20.46       $  20.14       $ 19.80
    Tangible book value per share                          $ 19.82          $ 19.13        $ 18.71       $  18.38       $ 18.07
    Stock price:
        High                                               $ 38.61          $ 37.40        $ 33.90       $  28.40       $ 24.00
        Low                                                $ 34.46          $ 33.55        $ 28.10       $  23.10       $ 21.86
        Close                                              $ 34.90          $ 36.20        $ 33.69       $  28.40       $ 23.00

(1)  Ratios are annualized for each of the quarters.
(2)  Excluding the forfeiture of $245,000 in interest income upon the sale of sub-prime automobile loans in December 2003, the net interest margin would have been 3.50%.
(3)  Excluding the gain on the sale of securities of $325,000, $356,000, $317,000 and $804,000 in quarters ended March 2004,
     September 2003, June 2003 and March 2003, respectively, the ratios would have been 0.96%, 1.16%, 1.38% and 1.04%, respectively.
(4)  Excluding the gain on sale of securities of $1.6 million, the $2.2 million loss on the sale of sub-prime automobile loans, and the loss of $206,000 on the  impairment of other assets - repossessed vehicle inventory, the ratio would have been 1.12%.
(5)  Excluding $363,000 representing the partial reversal of an $800,000 retirement benefit charge that was recorded in the second quarter of 2003, the ratio would have been 3.21%.
(6)  Excluding the retirement benefit charges of $800,000 and $15,000 representing the partial reversal of a $44,000 interest charge associated with the disallowance of the dividend received deduction from the Bank's REIT that was recorded in the first quarter of 2003, the ratio would have been 3.36%.
(7)  Excluding the $44,000 interest charge associated with the disallowance of the Bank's dividend received deduction received from the Bank's REIT, the ratio would have been 3.30%.
(8)  Efficiency ratio is non-interest expenses, less non-recurring items, divided by the total of net interest income, plus non-interest income, less securities gains, less non-recurring items.
(9)  Excludes the partial reversal of retirement benefit charges of $363,000 from non-interest expenses, $2.2 million of loss on the sale of sub-prime automobile loans, $245,000 in forfeiture of interest income associated with the sale of sub-prime automobile loans and the loss on the impairment of other assets - repossessed vehicle inventory of $206,000.
(10) Excludes the retirement benefit charges of $800,000 and the $15,000 representing the partial reversal of a $44,000 interest charge associated with the Bank's REIT that was recorded in the first quarter of 2003 from non-interest expenses.
(11) Excludes the $44,000 interest charge associated with the disallowance of the Bank's dividend received deduction from the Bank's REIT.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES

                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS

                                                                 Unaudited
                                                              Quarters Ended

                                                     March 31, 2004
                                        ----------------------------------------
                                            Average                   Yield/
                                            Balance      Interest     Rate (1)
--------------------------------------------------------------------------------
                                                      (In thousands)
Earning assets:
Short-term investments                   $     6,307     $     16      1.01%
Securities (2)                               388,145        4,060      4.18%
Federal Home Loan Bank                        13,846          175      5.06%
Loans:
  Residential mortgage                       232,001        2,986      5.15%
  Commercial real estate                     219,991        3,225      5.86%
  Commercial                                 163,236        2,226      5.45%
  Indirect auto loans                         99,754        1,610      6.46%
  Other consumer                              57,775          689      4.77%
                                         -----------     --------
    Total loans                              772,757       10,736      5.56%
                                         -----------     --------
    Total earning assets                   1,181,055     $ 14,987      5.08%
Other assets                                  69,308     ========
                                         -----------
    Total assets                         $ 1,250,363
                                         -----------
Funding liabilities:
Deposits:
  Non-interest-bearing deposits          $    97,964
  Savings, NOW and money market              427,388          855      0.80%
                                         -----------     --------
    Total core deposits                      525,352          855      0.65%
    Certificates of deposits                 318,555        2,231      2.80%
                                         -----------     --------
    Total deposits                           843,907        3,086      1.46%
                                         -----------     --------
Borrowings:
  Federal Home Loan Bank advances            274,054        1,740      2.54%
                                         -----------     --------
    Total funding liabilities              1,117,961     $  4,826      1.73%
Other liabilities                              5,229     ========
                                         -----------
    Total liabilities                      1,123,190
Minority Interest                              2,130
Stockholders' Equity                         125,043
                                         -----------
    Total liabilities and  equity        $ 1,250,363
                                         -----------
Net interest income/spread                               $ 10,161      3.35%
                                                         --------
Net interest margin                                                    3.44%

(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES

                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS

                                                                   Unaudited
                                                                Quarters Ended

                                                    December 31, 2003
                                      ------------------------------------------
                                            Average                  Yield/
                                            Balance      Interest    Rate (1)
--------------------------------------------------------------------------------
                                                      (In thousands)
Earning assets:
Short-term investments                   $     2,853     $      6     0.84%
Securities (2)                               314,070        2,905     3.70%
Federal Home Loan Bank                        12,166           65     2.14%
Loans:
  Residential mortgage                       287,518        3,793     5.28%
  Commercial real estate                     193,728        2,969     6.13%
  Commercial                                 167,427        2,312     5.52%
  Indirect auto loans                        103,821        1,665     6.41%
  Other consumer                              57,013          695     4.88%
                                         -----------     --------
    Total loans                              809,507       11,434     5.65%
                                         -----------     --------
    Total earning assets                   1,138,596     $ 14,410     5.06%
                                                         ========
Other assets                                  69,076
                                         -----------
    Total assets                         $ 1,207,672
                                         -----------
Funding liabilities:
Deposits:
  Non-interest-bearing deposits          $    98,392
  Savings, NOW and money market              415,486          814     0.78%
                                         -----------     --------
    Total core deposits                      513,878          814     0.63%
    Certificates of deposits                 321,732        2,334     2.90%
                                         -----------     --------
    Total deposits                           835,610        3,148     1.51%
                                         -----------     --------
Borrowings:
  Federal Home Loan Bank advances            236,534        1,518     2.57%
                                         -----------     --------
    Total funding liabilities              1,072,144     $  4,666     1.74%
                                                         ========
Other liabilities                             11,249
                                         -----------
    Total liabilities                      1,083,393
Minority Interest                              2,261
Stockholders' Equity                         122,018
                                         -----------
    Total liabilities and  equity        $ 1,207,672
                                         -----------
Net interest income/spread                               $  9,744     3.32%
                                                         --------
Net interest margin                                                   3.42%

(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES

                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS

                                                                   Unaudited
                                                                Quarters Ended

                                                       March 31, 2003
                                          --------------------------------------
                                            Average                    Yield/
                                            Balance      Interest     Rate (1)
--------------------------------------------------------------------------------
                                                      (In thousands)
Earning assets:
Short-term investments                   $    22,799     $     84     1.47%
Securities (2)                               209,232        1,770     3.38%
Federal Home Loan Bank                         7,440           66     3.55%
Loans:
  Residential mortgage                       265,884        4,030     6.06%
  Commercial real estate                     160,907        2,607     6.48%
  Commercial                                 168,246        2,544     6.05%
  Indirect auto loans                         94,953        1,920     8.09%
  Other consumer                              59,769          880     5.89%
                                         -----------     --------
    Total loans                              749,759       11,981     6.39%
                                         -----------     --------
    Total earning assets                     989,230     $ 13,901     5.62%
                                                         ========
Other assets                                  55,681
                                         -----------
    Total assets                         $ 1,044,911
                                         -----------
Funding liabilities:
Deposits:
  Non-interest-bearing deposits          $    86,304            -
  Savings, NOW and money market              364,525          924     1.01%
                                         -----------     --------
    Total core deposits                      450,829          924     0.82%
    Certificates of deposits                 335,173        2,834     3.38%
                                         -----------     --------
    Total deposits                           786,002        3,758     1.91%
                                         -----------     --------
Borrowings:
  Federal Home Loan Bank advances            131,124        1,062     3.24%
  Repurchase Agreements                          356            1     1.12%
                                         -----------     --------
    Total borrowings                         131,480        1,063     3.23%
                                         -----------     --------
    Total funding liabilities                917,482     $  4,821     2.10%
                                                         ========
Other liabilities                              4,773
                                         -----------
    Total liabilities                        922,255
Minority Interest                              2,418
Stockholders' Equity                         120,238
                                         -----------
    Total liabilities and  equity        $ 1,044,911
                                         -----------
Net interest income/spread                               $  9,080     3.52%
                                                         --------
Net interest margin                                                   3.67%

(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.


CONTACT:

        Berkshire Hills Bancorp, Inc.
        Wayne F. Patenaude, 413-236-3195